UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2004

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
UNDERWRITING AGREEMENT
OPINION OF VENABLE LLP
OPINION OF CHAPMAN AND CUTLER LLP
NEWS RELEASE

ITEM 8.01. OTHER EVENTS.

     On Tuesday, September 21, 2004, the Registrant announced it was selling one million shares of common stock for aggregate gross proceeds of $58.6 million ($58.60 per share) and net proceeds of approximately $56.0 million. In addition, the Registrant has granted to the underwriters an option, exercisable for 30 days, to purchase up to an additional 150,000 shares to cover over-allotments, if any. JMP Securities LLC is the lead managing underwriter of the offering with Jefferies & Company, Inc. acting as co-manager. The Underwriting Agreement is included as Exhibit 1.1 hereto.

     The common stock is being offered through a prospectus supplement dated September 21, 2004 and a prospectus dated May 13, 2004 under the Registrant’s shelf registration statement on Form S-3, Registration No. 333-25643. The prospectus supplement and the prospectus have been filed with the Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

1.1	Underwriting Agreement dated September 21, 2004

5.1	Opinion of Venable LLP as to the validity of common stock of Registrant offered pursuant to the Prospectus Supplement

8.1	Opinion of Chapman and Cutler LLP as to certain federal income tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Chapman and Cutler LLP (included in Exhibit 8.1)

99.1	News Release disseminated on September 21, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2004	REDWOOD TRUST, INC.
	By:	/s/ Harold F. Zagunis
Harold F. Zagunis
Vice President, Chief Financial Officer and Secretary